Exhibit 99.2

IonQ Completes Acquisition of Elisity, Extending Quantum Security for Enterprises and Government

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Acquisition brings together post-quantum cryptography, quantum key distribution, and Zero Trust security in a single platform
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Expands Customer Opportunities through Elisity’s 100+ Established Enterprise Deployments and Trusted CISO Relationships
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Elisity Will Continue to Serve Customers Under Its Current Leadership

College Park, Md. - Nov. 4, 2026 - IonQ (NYSE: IONQ), the world's leading full-stack quantum platform and foundry, today completed its acquisition of Elisity, Inc., a Zero Trust security company, in an all-stock transaction. The combination extends IonQ’s quantum security strategy, adding Zero Trust technology that complements IonQ's post-quantum cryptography (PQC) and quantum key distribution (QKD) capabilities. These combined enhancements are intended to protect customers today, and keep them protected as post-quantum standards evolve.

"With the acquisition complete, IonQ now brings together post-quantum cryptography, quantum key distribution, and Zero Trust security in a single platform for the organizations that depend on it most," said Niccolo de Masi, Chairman and Chief Executive Officer of IonQ. "Enterprise and government organizations will now be able to draw on one security architecture to contain attacks operating at machine speed today, and protect sensitive information against future quantum threats. I'm glad to welcome James and the Elisity team to IonQ."

Elisity helps customers discover connected assets, understand network risks and enforce identity-based Zero Trust policies across their environments. With those insights, customers can prioritize where to deploy IonQ’s PQC and QKD solutions as they protect data against “Harvest Now, Decrypt Later” attacks and prepare for the next era of quantum threats.

“Joining IonQ gives our team the resources and scale to serve customers with the same focus we’ve always had,” said James Winebrenner, Chief Executive Officer of Elisity. “Our global customers depend on us to protect their networks every day. Building on what we’ve learned across more than 100 deployments, we’ll extend the Elisity platform customers already use to help them prepare for post-quantum cryptography.”

Elisity's customers will continue to be supported by the same teams and platform they rely on today, and existing deployments and their identity policies will carry forward.

At closing, IonQ issued $1.15 billion of consideration in common stock under the terms of the merger agreement. The sellers may earn up to an additional $150 million in consideration based on Elisity’s performance against revenue milestones through January 2028.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the Superion, is the latest in a line of cutting-edge systems. Earlier systems have helped customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve a 20x performance increase over previous quantum solutions and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations across North America, Latin America, EMEA, and APAC. Our quantum computing services have been available through all major cloud providers since 2021, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

About Elisity

Elisity helps enterprises advance Zero Trust security for users, devices, workloads, AI agents, and other non-human identities. Elisity IdentityGraph correlates identity, asset, and risk information from native and partner sources to inform access decisions. Elisity's software policy layer uses the network to enforce access rules independently of the underlying network technology. Founded in 2019, Elisity has a global employee footprint and a growing number of customers in the Fortune 500. Learn more at elisity.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the expected benefits of the acquisition, the combined company's products, customers, and markets, and the integration of Elisity. In some cases, you can identify these statements by forward-looking words such as "anticipate," "expect," "intend," "plan," "believe," "will," "position," "ensure," "ongoing," and other similar expressions. These statements are only predictions based on current expectations and projections and are subject to risks, uncertainties, and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied. These include, among others, the retention of customers, partners, and employees of Elisity, the integration of the acquired business, the realization of anticipated benefits, and those described under the heading "Risk Factors" in IonQ's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (SEC), and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC. New risks emerge from time to time, and it is not possible for management to predict all risks. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, IonQ undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

IonQ Investor Contact:

investors@ionq.co

IonQ Media Contact:

media@ionq.co

Elisity Media Contact:

Danielle Ostrovsky, ostrovsky@hi-touchpr.com